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                                                                   EXHIBIT 10.42
                         OFFER AND ACCEPTANCE CONTRACT

Waterloo, Iowa, September 15, 1998

TO:  Robert J. Bertch and Mary H. Bertch, husband and wife, Sellers(s)
     Omega Cabinets, Ltd., Buyer(s)

as joint tenants unless otherwise specified.

Buyer(s) offer to buy property LEGALLY DESCRIBED AS: Lots Nos. 1 and 2; and The
North 54 feet of the West 225 feet of Lot No. 3 and the North 90 feet of the East 258 feet of Lot No. 3, all in Airline-Burton Industrial Park, Waterloo,
Iowa

and COMMONLY KNOWN AS:  (unnumbered) Janet Drive, Waterloo, IA  50703

SUBJECT TO RESTRICTIVE COVENANTS, ORDINANCES, AND LIMITED ACCESS PROVISIONS OF
RECORD, IF ANY AND TO EXISTING EASEMENTS, IF ANY. The property intended to be covered by the terms hereof shall include all buildings, land, rights, easements, and access necessary or appurtenant thereto and owned by the Sellers.
Included, if now in or on said premises and owned by Seller(s), are all fixtures including but not limited to; attached carpeting, window shades; blinds; curtain rods and hardware; lighting fixtures and bulbs; TV tower, antenna, satellite dish, rotor and controls; awnings; door chimes; fireplace screen, grate, and andirons; mailbox; water softeners and filtration systems (except rental), bushes, shrubs, and other vegetation; and all other fixtures not hereinafter specifically reserved by Seller(s) in writing.

RESERVED ITEMS:  None

FOR THE SUM OF:  Seventy Thousand Four Hundred Thirty-Five and 20/100 Dollars
($70,435.20).

1.  PAYMENT shall be made as follows:

    a.  CASH.  By payment of $0.00 herewith, to be held in escrow in trust by
        ----
        ____, and the balance of $70,435.20 in cash on or before October 1,
        1998, and upon performance of Seller's obligations hereunder.

    b.  INSTALLMENTS.  By payment of the sum of $_______, submitted herewith, to be held in escrow in trust by _____________, and $_______ upon execution of a Uniform Real estate Contract on or before possession date in which Buyers agree to pay the remaining balance of $__________ at the rate of $_______ or more per month, including interest, until the entire purchase price is paid, with interest from date of possession at the rate of ___% per annum until paid, such
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        interest is to be computed monthly upon the balance owing at the beginning of each respective interest computation period. Such monthly payments shall commence on the _____ day of _________, 19__ and shall be paid at a place designated by Sellers. Any payment delinquent for more than 30 days shall draw interest at ____% per annum compounded monthly.
        Notwithstanding the payment provisions herein the outstanding balance of principal and interest shall be paid on or before the _____ day of
        _______________, 19___. If Seller presently has a mortgage on subject property Seller may declare this agreement null and void if mortgagee accelerates said mortgage or raises the interest rate thereon to a rate exceeding ____% per annum.

2. FINANCING. This offer is subject to Buyers obtaining/assuming a $___________________ ( ) FHA ( ) VA ( ) Insured Conventional ( )
     Conventional mortgage loan on said property or an initial rate not to exceed _______% per annum amortized over a period of not less than _____ years.

     Loan Discounts to be paid by Buyer not to exceed ____% of the mortgage amount.
     Loan Discounts to be paid by Seller not to exceed ____% of the mortgage amount.
     Loan Insurance fee to be paid by the Buyer not to exceed ____% of the mortgage amount.
     Loan Insurance fee to be paid by the Seller not to exceed ____% of the mortgage amount.

     If after a good faith effort on the part of the Buyers such loan approval is not obtained on or before _________________, 19___, this offer shall be null and void and said down payment shall be immediately refunded to Buyers.

3. ASSUMPTION/AGREEMENT. If this sale contemplates a mortgage/contract assumption, Buyers may declare this agreement null and void land demand a refund of their down payment if such mortgage accelerates said mortgage or raises the interest rate thereon to a rate exceeding _____% per annum. This offer is subject to Seller's release of liability on the existing mortgage/contract. Yes ( ) No (X).

4.   POSSESSION is to be given to Buyers on the 1st day of October, 1998.
     Buyers agree to take possession subject to rights of tenants now in possession. Yes ( ) or No (X).

5.   TAXES AND ASSESSMENTS.  Sellers shall pay pro-rated to the date of possession of the installment of general property taxes on said property which will become delinquent if not paid September 30, 1999 and all prior installments. Buyers shall pay all subsequent installments. If any installment of general property taxes is to be pro-rated and if such taxes cannot be determined by the date of the settlement thereof, such prorating shall be based on the amount of the last determinable installment, proportionately adjusted by any change in the assessed valuation attributable to capital improvements and which are determinable on the date of settlement. If closing takes place other than the date on the offer taxes shall be pro-rated to the date of closing.
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     Buyers shall pay the cost of all street oilings which are not liens on the date hereof.  Sellers shall pay all sewage disposal assessments due and all special assessments which are liens against said premises on the date hereof, except those for improvements which have not been completed and accepted by the City Council on the date hereof, which Buyers will pay.

6.   INTEREST AND RENTS shall be adjusted as of the date of closing.

7. OTHER TERMS AND CONDITIONS. This offer is also made subject to the following conditions: A. Seller has leased the real estate to a tenant who has crops growing on the real estate. Buyer agrees to be responsible for compensating the tenant for any loss to such crop which is caused by the actions of Buyer after the date of closing and possession.

8.   SELLER agrees to provide Buyer with a Seller Disclosure of Property
     Condition form.

9. CONDITION OF PROPERTY. The property as of the date of this agreement including buildings, grounds, and all improvements will be preserved by the Sellers in its present condition until closing. Sellers represent plumbing, heating and cooling, electrical systems, and built-in appliances included in this purchase agreement to be operable at the time of closing.

10.  INSPECTION OF PROPERTY.  THE BUYERS ARE RESPONSIBLE FOR MAKING THEIR OWN
INSPECTION OF ANY PROPERTY FOR WHICH THEY MAKE AN OFFER.  (IT IS UNDERSTOOD THAT
THESE PROVISIONS ARE INDEPENDENT OF REPAIRS REQUIRED FOR FINANCING APPROVAL.)

     On or before       N/A      , Buyers may, at their sole expense, have the
                  ---------------
     property inspected by a person or persons of their choice to determine if there are any structural, mechanical, plumbing, electrical, environmental, or other deficiencies.  Within this same period, the Buyers may notify in writing the Sellers of any deficiency.  The Sellers shall give immediate notice to the Buyers in writing of which steps, if any, the Sellers will take to correct any deficiencies before closing.  The Buyers shall then immediately in writing notify the Sellers that (1) such steps are acceptable, in which case this agreement, as so modified, shall be binding upon all parties; or (2) that such steps are not acceptable, in which case this agreement shall be null and void and any earnest money shall be returned to Buyers.

11.  RISK OF LOSS AND INSURANCE.  Sellers shall bear the risk of loss or damage to the property prior to closing. Sellers agree to maintain existing insurance and Buyers may purchase additional insurance. In the event of substantial damage or destruction
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     prior to closing this agreement shall be null and void; provided, however,
     Buyers shall have the option to complete the closing and receive insurance proceeds regardless of the extent of damages. The property shall be deemed substantially damaged or destroyed if it cannot be repaired to its present condition on or before the closing date.

12. TITLE PAPERS AND ABSTRACT. At the time of the final payment hereunder, the Sellers shall convey the premises to the Buyers by Warranty Deed and shall furnish the Buyers an abstract of title that, in the case of platted property, begins with the recording of the proprietors plot of the subdivision, or with root of title, and that shows marketable record title to the premises vested in the Sellers as of the date of this agreement between the parties hereto. Within a reasonable time after the execution of this agreement, such abstract, certified to a date subsequent to the date hereof, shall be submitted to the Buyers for examination. The abstract shall be returned to Sellers within a reasonable period of time with a copy of a written opinion of Buyers' attorney that either approves the title or points out specific objections to it. After all valid objections have been satisfied or provided for, Seller shall have no obligation to pay for further abstracting excepting any made necessary by his own affairs.

13. SURVEY. Buyers may, at Buyers' expense prior to closing, have the property surveyed and certified by a Registered Land Surveyor. If the survey shows any encroachment on the property or if any improvements located on the property encroach on lands of others, the encroachments shall be treated as a title defect. If the survey is required under Iowa Code Chapter 354, Sellers shall pay the cost thereof. (Chapter 354 applies only to land which has been divided using a metes and bounds description.)

14. FORM OF CONTRACT. If this sale is upon the installment plan, it shall be on the terms and conditions of the Black Hawk County Conference of Realtors and Lawyers Standard Form 162A adopted August, 1988, a copy of which is on file in the office of the Black Hawk County Abstract Company, Waterloo, Iowa, to which reference is hereby made, or the legal equivalent thereof, which form of contract all parties agree to execute and deliver concurrently with delivery of possession or payment of balance of down payment, whichever first occurs.

15. RETURN OF PAYMENT. The amounts herewith tendered as part of the purchase price of the above described property shall be returned to the Buyers in case this offer is not accepted or if it is rescinded by Buyers for failure of title.

16.  REMEDIES OF THE PARTIES.  If Buyers fail to timely perform this Agreement,
     Sellers may forfeit it as provided in the Iowa Code (Chapter 656), and all payments made shall be forfeited; or, at Sellers' option, upon thirty days'
     written notice of intention to accelerate the payment of the entire balance because of Buyers' default (during which thirty days the default is not corrected), Sellers may declare the entire balance immediately due and payable. Thereafter this agreement may be foreclosed in
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     equity and the Court may appoint a receiver. If this agreement is forfeited, or is canceled by agreement of Buyers and Sellers, Sellers agree to pay the agent entitled to the commission one-half of the funds paid hereunder (but in no event to exceed the agreed commission due hereunder)
     as commission earned, which sum agent agrees to accept as payment in full of his commission due for services rendered.

     a. If Sellers fail to timely perform this agreement, Buyers have the right to have all payments made returned to them. If Sellers fail or refuse to perform this agreement without legal cause after the same has been accepted, Sellers will pay agent the agreed commission in full.

     b. Buyers and Sellers are also entitled to utilize any and all other remedies or actions at law or in equity available to them and shall be entitled to obtain judgment for costs and attorney fees as permitted by law.

17. TIME IS OF THE ESSENCE of this Agreement. Failure promptly to assert rights of Sellers hereunder shall not, however, be a waiver of such rights or a waiver of any existing or subsequent default.

18.  TO DETERMINE THE VALIDITY AND EFFECT OF THIS AGREEMENT, CONSULT YOUR
     ATTORNEY.

19. ACCEPTANCE DATE. When accepted by the Sellers, this offer shall become a binding agreement for the sale and purchase of the above described property. If this offer is not accepted by the Sellers on or before the 30th day of September, 1998, it shall become null and void and the initial down payment shall be repaid to the Buyers without liability on the part of either party.

     Sellers hereby accept/counter the above offer this _____ day of _________________, 1998. If Sellers have made a counter-offer by changing and initialing any terms, the counter-offer shall be void unless accepted and initialed by Buyers on or before the ___ day of _______________, 19__. If
Sellers have signed and attached a counter-offer, it shall be void unless signed by Buyers on or before said date.

OMEGA CABINETS, LTD.

By:  /s/ Henry P. Key
    ----------------------------------    ----------------------------------
Buyer:  Henry P. Kay, Chairman and CEO    Seller:         Robert J. Bertch
                                          SS #:           ###-##-####

                                          ----------------------------------
                                          Seller:         Mary H. Bertch
                                          SS #:           ###-##-####
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                               CLOSING STATEMENT


Buyer:    Omega Cabinets, Ltd.
          Federal I.D. No. 42-1423186
          Address:  1205 Peters Drive, Waterloo, IA  50703

Sellers:  The Robert J. Bertch Revocable Trust Dated August 18, 1995
          and The Mary H. Bertch Revocable Trust Dated August 18, 1995
          21096 N.E. 140th Way
          Woodinville, WA  98072

Property Description:  Lots Nos. 1 and 2; and the North 54 feet of the West
                       225 feet of Lot No. 3 and the North 90 feet of the East 258 feet of Lot No. 3, all in Airline-Burton
                       Industrial Park, Waterloo, Iowa.

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PURCHASE PRICE.................................................... $70,435.20

EARNEST MONEY PAYMENT............................................        0.00

BALANCE..........................................................  $70,435.20

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DEDUCTION:
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
1.   Tax Proration:
          March 1999 taxes..................  $1,344.00
          1/2 of September 1999 taxes.......     672.00
2.   Revenue stamps.........................     112.00
3.   Abstracting............................     193.00
4.   Recording fees for four affidavits.....      24.00

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TOTAL DEDUCTIONS.................................................  $ 2,345.00

BALANCE DUE SELLERS..............................................  $68,090.20

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CHECKS ISSUED BY BUYER:
-----------------------
1.    Black Hawk County Recorder, revenue stamps       112.00

2.    Recording fees for four affidavits                24.00

3.    Black Hawk County Treasurer, March 1999 taxes  1,344.00

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4.    Black Hawk County Abstract Co., abstracting      193.00

5.    Robert J. Bertch and Mary H. Bertch              68,090.20

6.    Black Hawk County Recorder, fee to record deeds  POC

7.    Redfern Law Firm, legal fees                     POC


OMEGA CABINETS, LTD.                           THE ROBERT J. BERTCH REVOCABLE
                                               TRUST DATED AUGUST 18, 1995

By:  /s/ Henry P. Key                          By: /s/ Robert J. Bertch,
     ------------------------                      -----------------------------
         Henry P. Key, Chairman and CEO            Robert J. Bertch, Trustee
  Date:  9/30/98                          Date:    9/22/98


                                               THE MARY H. BERTCH REVOCABLE
                                               TRUST DATED AUGUST 18, 1995


                                               By  /s/ Mary H. Bertch
                                                   ----------------------------
                                                   Mary H. Bertch, Trustee
                                               Date: 9/22/98